UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2021
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55477	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 2 – FINANCIAL INFORMATION

Item 2.02	Results of Operations and Financial Condition.

On January 15, 2021, FingerMotion, Inc. (the “Company”) issued a news release announcing its financial results for the third quarter ended November 30, 2020. The information regarding the financial results for the third fiscal quarter ended November 30, 2020 of the Company contained in Item 7.01 below is responsive to this Item 2.02 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 7 – REGULATION FD

Item 7.01	Regulation FD Disclosure

On January 15, 2021, the Company issued a news release to report its financial results for the third quarter ended November 30, 2020. To review the full financial results, please view the Company’s recent Q3 Form 10-Q filing at www.sec.gov/edgar/search, which should be read in connection with this news release.

Q3 2021 Financial Summary (results expressed in US$ unless otherwise indicated):

  Reported Q3 revenue of $4.88 million (includes SMS & MMS and Telecommunications Products & Services businesses);
  Reported nine months revenue of $11.25 million (includes SMS & MMS and Telecommunications Products & Services businesses);
  Reported Q3 growth in SMS & MMS business revenue of $1.96 million or 81% compared to Q3 2020;
  Reported Q3 growth in Telecommunications Products & Services business revenue of $0.22 million or 84% compared to Q3 2020;
  Reported Q3 cost of revenue of $4.26 million which was an increase of $2 million or 89% compared to Q3 2020;
  Reported Q3 gross profit of $0.62 million which was an increase of $0.18 million or 42% compared to Q3 2020;
  Reported nine months gross profit of $1.17 million which was an increase of $0.45 million or 62% compared to Q3 2020;
  Reported Q3 net loss from operations of $0.68 million compared to $0.56 million for Q3 2020;
  Basic and Diluted loss per share of $0.02;
  At November 30, 2020, FingerMotion had $989,103 in cash and working capital surplus of $803,638;
  Total Assets were $9.42 million, Total Current Liabilities were $8.61 million and Total Liabilities were $9.80 million;
  36,200,557 common shares were issued and outstanding as at November 30, 2020.

The Q3 revenues increased 81% compared to the same period last year and revenues for the nine month period ended November 30, 2020 increased 98% compared to the same period last year, continuing the growth of both the Telecommunications Products & Services (mobile recharge platform) and the SMS & MMS texting service. “With the current trajectory, the Company’s revenue growth is projected to exceed US$19.5 million for fiscal 2021,” stated Martin Shen, CEO of FingerMotion. “The Company’s growth across its business divisions is strongly tied to the increase in prepaid deposits held in trust at the Company’s telecommunications partners.”

“The third quarter was a period of significant growth and evolution for our Company,” said Martin Shen, CEO of FingerMotion Inc. “Every quarter this fiscal year, we were able to reach new highs in revenue. This trend of ramping revenues looks like it will continue going forward, due to the strengthening of the SMS & MMS business. And our other business arms like the Big Data Insights and the Rich Communication Services (RCS) platform are evolving from the R&D phase to the beta test phase. Our Company has evolved as well, with new hires both at the corporate and operations level, which has increased our operating expenses. Most notably, we have brought on experienced actuaries, data scientists, and computer programmers to continue to advance our Insurtech division. Our endeavors for transparency have led to our upgrade to the OTCQX and we hope that shareholders have noticed our revamped website which fully presents the range of products we offer. We are excited with our sequential quarterly sales growth and expect it to continue into the future.”

A copy of the news release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated January 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: January 15, 2021	By: /s/ Martin J. Shen Martin J. Shen CEO